UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 7, 2006 (March 1, 2006)

CYTOKINETICS, INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE	000-50633	94-3291317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
280 East Grand Avenue
South San Francisco, California 94080
(Address of principal executive offices, including zip code)
650-624-3000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 1, 2006, the Compensation Committee of the Board of Directors of Cytokinetics, Incorporated (the “Company”) voted to approve the bonuses awarded to the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) with respect to the officers’ and the Company’s performance for the fiscal year ended December 31, 2005. The bonus payments were based on meeting specified targets with respect to the Company’s clinical development programs for its product candidates, advancement of its research programs for potential product candidates and its cash position. The following bonuses were awarded for fiscal year 2005:

Name and Title	Bonus
James H. Sabry
Chief Executive Officer	$132,800
Robert I. Blum
President	$99,663
Andrew A. Wolff
Senior Vice President, Clinical Research and Development and Chief Medical Officer	$66,000
Sharon A. Surrey-Barbari
Senior Vice President, Finance and Chief Financial Officer	$65,875
David J. Morgans, Jr.
Senior Vice President, Pre-Clinical Research and Development	$60,563
     On March 1, 2006, the Compensation Committee of the Board of Directors also approved fiscal year 2006 base salaries for the named executive officers. The Compensation Committee of the Board of Directors annually evaluates the performance and determines the compensation of the Company’s officers based on the Compensation Committee’s assessment of each officer’s individual performance, corporate performance, and a survey of representative peer group biopharmaceutical companies at similar stages of development based in the United States. The 2006 base salaries for the named executive officers are listed in Exhibit 10.60 and are incorporated herein by reference. These salaries may be changed at any time at the Compensation Committee’s discretion. Each of the named executive officers is employed “at will.”
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description
10.60	2006 Base Salaries for Named Executive Officers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INC.
Dated: March 7, 2006	By:	/s/ James H. Sabry
James H. Sabry
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.60	2006 Base Salaries for Named Executive Officers.

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